UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2024 (March 20, 2024)

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40991	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue

Miami, Florida 33172

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 836-6858

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001	BSFC	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Blue Star Food Corp., a Delaware corporation (the “Company”), filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as previously amended (“Certificate of Incorporation”), with the Secretary of State of the State of Delaware, to effect a reverse stock split of the Company’s common stock, $0.0001 par value per share (“Common Stock”), at a rate of 1-for-50 (the “Reverse Stock Split”), effective as of May 20, 2024.

On May 7, 2024, the Company’s board of directors (“Board”) approved, and on April 30, 2024, shareholders holding approximately 62.9% of the Company’s voting power, approved, by written consent, the grant of authority to the Board to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s Common Stock, by a ratio of not less than 1-for-2 and not more than 1-for-50, with the exact ratio to be determined by the Board in its sole discretion.

On May 20, 2024, upon the effectiveness of the Reverse Stock Split, every fifty (50) outstanding shares of the Company’s Common Stock were, without any further action by the Company, or any holder thereof, converted into, and automatically became, one (1) share of the Company’s Common Stock. No fractional shares were issued as a result of the Reverse Stock Split. The Corporation’s transfer agent shall cancel all fractional shares and stockholders shall receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale based on the fair market value of such fractional shares on the date of the filing of the Certificate of Amendment.

Prior to the filing of the Certificate of Amendment, the Company had 100,000,000 shares of Common Stock authorized, out of which 57,149,378 shares were issued and outstanding. As a result of the filing of the Certificate of Amendment, and the resulting effectiveness of the Reverse Stock Split, the 57,149,378 shares of the Company’s Common Stock issued and outstanding immediately prior to the Reverse Stock Split were converted into approximately 1,142,949 shares of the Company’s Common Stock. The Reverse Stock Split did not change the Company’s current authorized number of shares of Common Stock, or its par value. The Reverse Stock Split also did not change the Company’s authorized, or issued, and outstanding, number of shares of preferred stock, or its par value.

Except for de minimus adjustments that resulted from the treatment of fractional shares, the Reverse Stock Split did not have any dilutive effect on our shareholders, since each shareholder holds the same percentage of our Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

As a result of the Reverse Stock Split, the number of shares of the Company’s Common Stock that may be purchased upon the exercise of outstanding warrants, options, or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, have also be ratably adjusted in accordance with their terms.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, filed April 30, 2024, effective as of May 20, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE STAR FOODS CORP.

Date: May 24, 2024	By:	/s/ John Keeler
John Keeler Executive Chairman and Chief Executive Officer